                                                                                          EXHIBIT 23.1

ACCOUNTANTS’ CONSENTS

Criticare Systems, Inc.
Waukesha, Wisconsin

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-33497, 33-40038, 33-60214, 33-60644 and 333-88698) and Form S-3 (File Nos. 333-50884 and 333-88696) of our report dated August 26, 2003, relating to the consolidated financial statements and schedules of Criticare Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Milwaukee, Wisconsin
September 29, 2003